Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To,

Atlas Lithium Corporation (ATLX)

USA

We hereby consent to the incorporation by reference, in the Registration Statements on Form S-3 (File No. 333-274223) and form S-8 (File No. 333-273083) of Atlas Lithium Corporation, of our report dated March 14, 2025 relating to the financial statements of Atlas Lithium Corporation as of December 31, 2024 and 2023 and to all references to our firm included in this Annual Report on Form 10-K.

Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: March 14, 2025

New York Office: 1270, Ave of Americas, Rockefeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com